Exhibit 99.1


July 28, 2003

FOR IMMEDIATE RELEASE

CONTACT:

Doug Gulling, Chief Financial Officer

515-222-2309

West Bancorporation, Inc. Announces Results for 2nd Quarter of 2003

West Des Moines, Iowa - West Bancorporation, Inc. (Nasdaq: WTBA), parent company of West Des Moines State Bank (West Bank), reports net income for the second quarter of 2003 of $4,251,000, which is a 6.0 percent increase over the same period last year. Earnings per share were $.26 this year compared to $.25 last year. Total capital as a percentage of total assets was 10.4 percent as of June 30, 2003. For the second quarter of 2003, the return on average equity was 19.35 percent, the return on average assets was 1.92 percent and the efficiency ratio was 29.54 percent.

For the first half of 2003, net income was $8,301,000, or $.52 per share, which is also a 6.0 percent increase over last year.

Net income year-to-date for the first half of 2003 exceeded last year primarily because of an increase in non-interest income which continues to be higher than last year due to the purchase of bank owned life insurance (BOLI), surcharge fees from non-bank customers using our automated teller machines and gains from the sale of investment securities. West Bank invested in BOLI during the first quarter of this year to help offset the cost of employee benefits. In July the board of directors approved the recommendation that the bank increase the amount of BOLI to take advantage of the attractive tax-free yield earned on the funds invested in BOLI. The size and timing of an increase in the BOLI investment is under consideration.

Net interest margin has declined 24 basis points from a year ago. The decline is due mostly to a change in the mix of the company's interest earning assets. A higher proportion of interest earning assets is invested in federal funds sold and investment securities. These categories of interest earning assets yield less than loans. The company continues to maintain high credit quality in investment securities and keep the duration of its portfolio relatively short.

Loans as of June 30, 2003, totaled $500,069,000, up $19,858,000 from a year ago. Nonaccrual loans have declined from $1,376,000 as of June 30, 2002, to $385,000 at June 30, 2003. In that same timeframe, other real estate owned, which represents real estate obtained through foreclosure, has declined from $800,000 to $522,000. The allowance for loan losses as a percentage of total loans is .96 percent as of June 30, 2003. This compares to .93 percent a year ago.

On July 18, 2003, West Bank completed the acquisition of Hawkeye State Bank in Iowa City. Hawkeye State Bank will operate as an office of West Bank, bringing total assets of West Bank to $1 billion. Lynn Rowat, an experienced and well-known banker from Iowa City, was hired to be the Iowa City market president.

On July 11, 2003, the company announced the acquisition of VMF Capital, LLC ("VMF"). VMF is the largest independent asset manager headquartered in Iowa, with offices in Cedar Rapids and Clive. Asset management is a key element of the financial solutions that will be needed by a growing segment of our population. This acquisition is expected to be completed on Oct. 1, 2003, at which time VMF will become a wholly-owned subsidiary of West Bancorporation, Inc.

Also on July 18, 2003, the company issued $20 million in trust preferred securities through a pooled offering. The interest rate on these securities is fixed at 6.975% for seven years. At the end of that seven-year period, the interest rate becomes variable at 305 basis points over the 90 day London Inter-Bank Offering Rate (LIBOR). The securities also become callable at the company's option after that seven-year period.


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ABOUT WEST BANCORPORATION, INC.
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa and is the parent company of West Bank, which has been serving the greater metropolitan Des Moines area for 110 years and Hawkeye State Bank, an office of West Bank, with two offices in Iowa City. West Bank focuses on lending, deposit services and trust services for consumers and small to medium sized businesses. Visit http://www.westbankiowa.com for more information.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

Certain statements in this Press Release including any discussion of management's expectations for future periods (such as those relating to the Company's growth and acquisition strategies, new products and services, and future financial performance), constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from the future results expressed or implied by these forward-looking statements. Factors that may affect future results include: pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, and customer's acceptance of the Company's products and services. The Company undertakes no obligation to revise or update any such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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                                                          (unaudited)
                                                            June 30,
CONSOLIDATED STATEMENTS OF CONDITION                 2003              2002
--------------------------------------------------------------------------------
Assets
Cash and due from banks ......................   $  25,564,476    $  29,178,395
Short-term investments .......................      68,916,380       82,516,248
Securities ...................................     255,141,662      219,335,176
Loans ........................................     500,068,690      480,210,690
Allowance for loan losses ....................      (4,796,329)      (4,475,600)
                                                 ------------------------------
Loans, net ...................................     495,272,361      475,735,090
Other assets .................................      19,005,740        9,172,785
                                                 ------------------------------
        Total assets .........................   $ 863,900,619    $ 815,937,694
                                                 ==============================

Liabilities and Stockholders' Equity
Deposits:
  Noninterest-bearing ........................   $ 155,297,839    $ 140,059,911
  Interest-bearing
    Demand ...................................      37,371,926       32,629,697
    Savings ..................................     280,330,844      238,567,428
    Time .....................................      85,427,006      159,252,442
                                                 ------------------------------
Time deposits ................................     558,427,615      570,509,478
Short-term borrowings ........................     161,685,796      109,511,177
Long-term borrowings .........................      51,600,000       51,600,000
Other liabilities ............................       2,552,302        2,109,824
Stockholders' euqity .........................      89,634,906       82,207,215
                                                 ------------------------------
        Total liabilities and stockholders'
        equity ...............................   $ 863,900,619    $ 815,937,694
                                                 ==============================

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                               Per Common Share             Market Information*
                            Net Income    Dividends         High          Low
--------------------------------------------------------------------------------

2003

1st quarter ..........       $  0.25      $  0.16        $  17.54      $  14.35
2nd quarter ..........          0.26         0.16           19.61         15.77

2002

1st quarter ..........       $  0.24      $  0.15        $  14.00      $  11.50
2nd quarter ..........          0.25         0.15           18.00         13.15
3rd quarter ..........          0.26         0.16           16.50         14.38
4th quarter ..........          0.27         0.16           15.63         14.40

* The prices shown are the high and low sale prices for the Company's common stock, which trades on the NASDAQ National Market, under the symbol WTBA. The market quotations, reported by NASDAQ, do not include retail markup, markdown or commissions.

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
                                               (unaudited)                    (unaudited)
                                            Three Months Ended             Six Months Ended
                                                 June 30,                       June 30,
                                           2003            2002           2003           2002
-----------------------------------------------------------------------------------------------
PERFORMANCE HIGHLIGHTS
Return on average equity ............        19.35%         19.92%         19.19%         19.70%
Return on average assets ............         1.92           1.97           1.91           1.92
Net interest margin .................         3.73           4.11           3.77           4.01
Efficiency ratio ....................        29.54          30.23          30.05          30.26


CONSOLIDATED STATEMENTS OF OPERATIONS
Interest income
Loans ...............................   $ 7,667,478    $ 8,307,961    $15,369,314    $16,561,231
Securities ..........................     2,293,400      2,596,728      4,525,679      4,870,694
Other ...............................       379,187        359,557        818,680        862,228
                                        --------------------------------------------------------
        Total interest income .......    10,340,065     11,264,246     20,713,673     22,294,153
                                        --------------------------------------------------------

Interest expense
Deposits ............................     1,453,794      2,326,088      3,063,812      4,703,098
Short-term borrowings ...............       493,976        439,316        891,708        983,400
Long-term borrowings ................       715,907        715,907      1,423,947      1,403,661
                                        --------------------------------------------------------
        Total interest expense ......     2,663,677      3,481,311      5,379,467      7,090,159
                                        --------------------------------------------------------

Net interest income .................     7,676,388      7,782,935     15,334,206     15,203,994
Provision for loan losses ...........       175,000        230,000        375,000        460,000
                                        --------------------------------------------------------
        Net interest income after
        provision for loan losses ...     7,501,388      7,552,935     14,959,206     14,743,994
                                        --------------------------------------------------------

Noninterest income
Service charges on deposit accounts .     1,221,683      1,115,116      2,277,876      2,118,736
Trust services ......................       122,000        141,657        254,000        299,634
Net realized gains from sales of
  securities available for sale .....        95,867             --        195,607             --
Other income ........................       499,483        318,007        915,972        642,227
                                        --------------------------------------------------------
        Total noninterest income ....     1,939,033      1,574,780      3,643,455      3,060,597
                                        --------------------------------------------------------

Noninterest expense
Salaries and employee benefits ......     1,707,443      1,615,329      3,426,720      3,199,812
Occupancy expense ...................       352,874        320,184        723,123        638,718
Data processing expense .............       248,889        265,519        492,174        530,342
Other expense .......................       568,963        700,457      1,142,257      1,306,851
                                        --------------------------------------------------------
        Total noninterest expense ...     2,878,169      2,901,489      5,784,274      5,675,723
                                        --------------------------------------------------------

Income before income taxes ..........     6,562,252      6,226,226     12,818,387     12,128,868
Income taxes ........................     2,311,391      2,217,299      4,516,961      4,300,640
                                        --------------------------------------------------------
        Net income ..................   $ 4,250,861    $ 4,008,927    $ 8,301,426    $ 7,828,228
                                        ========================================================

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